Exhibit 3.1

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “COMPRESSCO PARTNERS, L. P.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2008, AT 12:30 O’CLOCK P.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:32 PM 10/31/2008
FILED 12:30 PM 10/31/2008
SRV 081083013 — 4618188 FILE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
COMPRESSCO PARTNERS, L.P.
     This Certificate of Limited Partnership, dated October 31, 2008, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “Compressco Partners, L.P.”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
Compressco Partners GP Inc.
101 Park Avenue, Suite 1200
Oklahoma City, OK 73102
(Signature Page Follows)

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

By: Compressco Partners GP Inc., its General Partner

By: Compressco, Inc., its sole shareholder

Certificate of Limited Partnership of Compressco Partners, L.P.